UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts  01803
(Address of Principal Executive Offices)   (Zip Code)

(978) 640-6789
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⎕ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⎕ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⎕ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⎕ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On March 23, 2017, the Company held a call with investors (the “Earnings Call”), discussing its financial results for the fiscal year and fiscal quarter ended December 31, 2016. A transcript of the Earnings Call (the “Transcript”) is furnished herewith as Exhibit 99.1.

Non-GAAP and Operational Measures. The attached Transcript includes non-GAAP operating expenses, non-GAAP revenue, non-GAAP gross margin, non-GAAP adjusted EBITDA, and non-GAAP adjusted free cash flow. Non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP gross margin and non-GAAP net income per share exclude restructuring costs, stock based compensation, amortization and impairment of intangibles as well as other unusual items such as costs related to the restatement, M&A related activity, efficiency program and impact of significant legal settlements. Avid defines non-GAAP revenue as GAAP revenue plus revenue eliminated through the application of purchase accounting which requires acquired deferred revenue to be recorded at fair value rather than the amount paid by customers. Avid defines adjusted EBITDA as non-GAAP operating income (loss) excluding depreciation and all amortization expense. Avid defines non-GAAP adjusted free cash flow as GAAP operating cash flow less capital expenditures and excludes from free cash flow payments or receipts related to M&A, significant legal settlements, restructuring, restatement or other non-operational or non-recurring events.

The attached Transcript also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, non-GAAP Operating Expenses, non-GAAP Revenue and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the attached Transcript due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

The attached Transcript also include operational measures, such as bookings, recurring revenue bookings and revenue backlog. Definitions of these measures are included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Limitation on Incorporation by Reference. The information furnished in Item 7.01, including Transcript attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the Transcript attached as Exhibit 99.1 hereto, the Form 8-K and the Transcript contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the Transcript regarding these forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description
99.1	Transcript of Earnings Call held on March 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: March 24, 2017	By: /s/ Brian E. Agle Name: Brian E. Agle Title: Senior Vice President and CFO